Exhibit 3.3

CERTIFICATE OF FORMATION

OF

INERGY HOLDINGS GP, LLC

The undersigned, for the purpose of forming a limited liability company (the “Company”) under the Delaware Limited Liability Company Act (the “Act”), hereby makes, acknowledges and files this Certificate of Formation:

FIRST. The name of the Company is:

Inergy Holdings GP, LLC

SECOND. The address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address for service of process is Corporation Service Company.

THIRD. The Company will commence its existence on the date this Certificate of Formation is filed with the Delaware Secretary of State.

The undersigned, for the purpose of forming a limited liability company under the Act, has executed this Certificate of Formation on January 19, 2005.

SMF REGISTERED SERVICES, INC.

By:	/s/ PAUL E. MCLAUGHLIN Paul E. McLaughlin, Vice President

Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 03:53 PM 01/19/2005 FILED 03:53 PM 01/19/2005 SRV 050046002 – 3914241 FILE